UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2018

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.                                        Results of Operations and Financial Condition.

To the extent the information in Item 7.01 of this Current Report on Form 8-K relates to the fiscal year ended December 31, 2017, such information is incorporated by reference herein.

Item 7.01.                                        Regulation FD Disclosure.

In December 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which made significant changes to U.S. tax law.  The Act includes, among other things, a reduction in the maximum U.S. corporate income tax rate from 35 percent to 21 percent.  The reduction of the U.S. corporate income tax rate will cause Protective Life Corporation (“Protective” or the “Company”) to revalue its deferred tax assets and deferred tax liabilities at the lower tax rate of 21 percent.

The Company currently estimates its financial results for 2017 will include a reduction in income tax expense of approximately $790 million to $800 million resulting primarily from the re-measurement of the Company’s deferred tax liabilities to reflect the recently enacted 21% corporate income tax rate.  Further, due to the anticipated significant benefit caused by this re-measurement, the Company expects its net income for 2017 to be approximately $1.1 billion.

The actual impact of the Act on the Company’s financial results may differ from these estimates.  The Company will continue to assess the expected impacts of the Act and will include additional details in its Annual Report on Form 10-K for the year ended December 31, 2017.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” that express expectations regarding the impact of the Act on Protective’s financial results, including the estimated impact on Protective’s income tax expense, deferred tax liabilities and net income. All statements that express expectations and beliefs rather than purely historical facts are forward-looking statements that may involve certain risks and uncertainties. Although Protective believes that its expectations are based on reasonable assumptions, Protective cannot give assurance that such statements will prove to be correct. The factors that could cause actual results to differ materially from those expressed in such statements include, but are not limited to, changes in assumptions Protective has made in its interpretation of the Act, guidance related to application of the Act that may be issued in the future, and actions that Protective may take as a result of Protective’s expected impact of the Act, as well as the factors that are discussed in Part I, Item 1A, Risk Factors, of Protective’s most recent Form 10-K; Part II, Item 1A, Risk Factors, of Protective’s subsequent quarterly reports on Form 10-Q; and Protective’s current reports filed on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller
Dated: February 14, 2018